Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:	CONTACT:
Terence R. Montgomery
610-480-8000
terry.montgomery@infrasourceinc.com

Laura Martin
212-889-4350
laura.martin@taylor-rafferty.com
INFRASOURCE SERVICES, INC. REPORTS
PRELIMINARY FOURTH QUARTER 2005 RESULTS
MEDIA, PA —January 27, 2006 — InfraSource Services, Inc. (NYSE:IFS), one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States, today announced that, after review of its financial results for the fourth quarter ended December 31, 2005, it now expects to report revenues of approximately $223 million and net income in the range of $0.14 to $0.15 per diluted share. Net income for the quarter includes amortization of intangible assets of approximately $0.01 per diluted share. These results exceed our previous guidance of $195 to $205 million and $0.09 to $0.11 per diluted share, excluding amortization of intangible assets.
David Helwig, President and Chief Executive Officer, said “Our higher than expected revenue and earnings for the fourth quarter are a result of increased customer demand for greater volumes of work at year-end.”
InfraSource will provide the details of its 2005 financial results and guidance for the first quarter 2006 in late February.
About InfraSource
InfraSource Services, Inc. (NYSE: IFS) is one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers. Further information can be found at www.infrasourceinc.com.

Safe Harbor Statement
Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) loss of key customers; (3) the impact of variations between actual and estimated costs under our contracts, particularly our fixed-price contracts; (4) our ability to successfully bid for and perform large-scale project work; (5) work hindrance due to inclement weather events; (6) the award of new contracts and the timing of the performance of those contracts; (7) project delays or cancellations; (8) the failure to meet schedule or performance requirements of our contracts; (9) the uncertainty of implementation of the recently enacted federal energy legislation; (10) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (11) successful integration of acquisitions into our business; (12) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; and (13) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.
Non-GAAP Financial Measure
The Company believes investors’ understanding of our operating performance is enhanced by disclosing earnings per share excluding amortization of intangible assets. The Company presents this non-GAAP financial measure as a supplemental performance measure because it believes that it facilitates comparisons from period to period and from company to company and is used by financial analysts as a measure of financial performance of companies in our industry. In addition, the Company uses this measure for business planning and analysis purposes to facilitate internal comparisons of our historical and projected operating performance.
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